Exhibit 10.23

SUNTRUST BANKS, INC.

401(K) PLAN

TRUST AGREEMENT

Amended and Restated as of July 1, 2011

SunTrust Banks, Inc.
401(k) Plan Trust Agreement
Amended and Restated effective July 1, 2011

Table of Contents

Introduction        1
Article 1 – General    3
1.1    Continuing Acceptance of Trust and Trusteeship    3
1.2    Ownership     3
1.3    Plan as Part of Agreement    3
1.4    Applicable Law    3
1.5    Definitions and Construction    5
Article 2 – Trust Fund        7
2.1    Composition    7
2.2    Commingled Fund    7
2.3    Contributions    7
2.4    Distributions    7
2.5    Exclusive Benefit of Plan Participants and Beneficiaries    8
Article 3 – Named Fiduciaries    9
3.1    Named Fiduciaries    9
3.2    Certification of Committee    9
3.3    Ministerial Duties    10
3.4    Co-Trustees    10
3.5    Custodian        11
Article 4 – Trust Administration    12
4.1    General Responsibilities of Trustee    12
4.2    Powers of Trustee    12
4.3    Delegation of Investment Authority    16
4.4    Expenses        18
Article 5 – Investments    19
5.1    Investment Funds    19
5.2    Participant- Directed Investments    19
5.3    Employer Stock Fund    19
5.4    Investment Powers    22
5.5    Limitations        23
5.6    Investment Policy    24
5.7    Transfers to Insurance Company    24

SunTrust Banks, Inc.
401(k) Plan Trust Agreement
Amended and Restated effective July 1, 2011

Table of Contents

Article 6 – Accounting        26
6.1    Valuation        26
6.2    Records and Accounts    27
Article 7 – Indemnification    28
7.1    Indemnification of Trustee    28
7.2    Liability for Another’s Acts or Omissions    28
7.3    Indemnification by Trustee    29
Article 8 – Change in Trustee    31
8.1    Resignation or Removal    31
8.2    Successor        31
8.3    Duties of Successor Trustee    31
8.4    Changes in Organization of Trustee    32
Article 9 – Miscellaneous    33
9.1    Benefits May Not Be Assigned or Alienated    33
9.2    Evidence        33
9.3    Dealings of Other with Trustee    33
9.4    Allocation of Responsibility    33
9.5    Waiver of Notice    33
9.6    Governing Document    33
9.7    Counterparts    34
9.8    Audits        34
Article 10 – Amendment and Termination    35
10.1    Amendment        35
10.2    Termination of Plan    35

This Trust Agreement (the “Agreement” or “Trust Agreement”) is made and entered into effective as of the first day of July, 2011, by and between the Benefits Plan Committee (the “Benefits Committee”) and the Benefits Finance Committee (the “Finance Committee”) (the Benefits Committee and the Finance Committee collectively referred to as the “Committees”) of SunTrust Banks, Inc., a financial institution with its principal corporate offices in Atlanta, Georgia (the “Company”), and SunTrust Bank, Atlanta, Georgia, as Trustee (the “Trustee”). The Benefits Committee is the Plan Administrator of the Plan and the Committees are each a Named Fiduciary of the Plan.

Introduction

The Company is the sponsor of a retirement plan known as the SunTrust Banks, Inc. 401(k) Plan (the “Plan”) established for the exclusive benefit of eligible employees of the Company and the affiliates and subsidiaries in the Company’s controlled group. The Plan is intended to be a qualified plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and to qualify as a cash-or-deferred arrangement under Sections 401(k) and 401(m) of the Code. The Plan’s Employer Stock Fund is intended to qualify as an employee stock ownership plan as defined in Sections 409 and 4975(e)(7) of the Code (“ESOP”), the assets of which are invested primarily in common stock of the Company. This Agreement is intended to be exempt from taxation under Section 501(a) of the Code.

The Plan document’s Introduction briefly describes the history of the Plan, including the establishment of the Plan as an ESOP with a Section 401(k) cash-or-deferred feature effective January 1, 1993, by amending and restating the SunTrust Banks, Inc. Employee Stock Ownership Plan. Effective January 1, 2007, the Plan was converted to a Section 401(k) plan with an Employer Stock Fund that constitutes an ESOP feature of the Plan.

Effective July 1, 2011, the Company approved the establishment of two fiduciary committees to replace the Benefits Plan Committee: (1) the (new) Benefits Plan Committee responsible for the administration and operation of the Plan and (2) the Benefits Finance Committee responsible for financial decisions including selection and monitor the performance of the various Investment Funds selected for the Plan. The Plan was amended accordingly.
This Agreement is an amendment and restatement of the previous Trust Agreement amended and restated as of January 1, 2011 (the “Prior Agreement”) to reflect the new committee structure under the Plan. The trust fund governed by this Agreement (the “Trust Fund”) is a continuation of the Trust Fund established and governed by the Prior Agreement. It continues to be the funding vehicle for the Plan and continues to be known as the SunTrust Banks, Inc. 401(k) Plan Trust (the “Trust”).

The Committees and the Trustee (the “Parties”), by the signatures of their respective authorized representatives to this Agreement, adopt this Agreement effective as of July 1, 2011.

ARTICLE 1
GENERAL

1.1
Continuing Acceptance of Trust and Trusteeship. The Trust Fund governed by this Agreement is a continuation of the Trust Fund previously established by the Company and the Trustee to hold assets of the Plan. This Agreement serves as (a) evidence of the Trustee’s consent to continue its trusteeship of the Trust Fund and (b) confirmation that the Trust Fund continues to be the funding vehicle for the Plan. The Trustee agrees to administer the Trust Fund upon the terms and conditions as set forth in this Agreement.

1.2
Ownership. The Trustee is the owner of all Plan assets held in the Trust Fund. The Trustee holds Plan assets in trust for the exclusive benefit of Plan Participants and their beneficiaries and for defraying reasonable administrative costs of the Plan. Plan Participants and their beneficiaries have an undivided beneficial interest in the Trust. No Plan Participants or beneficiaries have any right, title or interest in or to any specific assets of the Trust.

1.3
Plan as Part of Agreement. The Plan is a part of this Agreement and as such both documents shall be interpreted as an integrated whole. The Benefit Committee has furnished a true and correct copy of the Plan document to the Trustee. The Benefits Committee agrees to furnish promptly to the Trustee a true and correct copy of any amendment to the Plan document. The Trustee may rely upon the most recently dated Plan documents delivered to it by the Benefits Committee without further inquiry or verification. No Plan amendment shall have the effect of changing the rights, duties and liabilities of the Trustee without the Trustee’s prior written consent.

1.4	Applicable Law.

(a)
Qualification intended. This Trust is intended to continue to be a qualified trust under Section 401(a) of the Code and entitled to tax exemption under Section 501(a) of the Code. The Trustee may assume, until advised to the contrary, that the Trust is so qualified and is entitled to such tax exemption. It is also intended that this Trust shall continue to be in full compliance with applicable requirements of Sections 40l(k), 401(m), 409 and 4975(e)(7) of the Code and the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time. This Agreement shall be construed and administered in accordance with the applicable provisions of the Code and ERISA and their regulations.

(b)
Governing Law. This Agreement shall be construed in accordance with the laws of the State of Georgia, without regard to its choice-of-law rules, except to the extent that such laws are preempted by ERISA or the Code or any other applicable federal law. Any litigation involving any controversy, dispute, or claims arising under this Agreement or the Plan shall be submitted to the United States Federal District Court of the Northern District of Georgia.

1.5	Definitions and Construction.

(a)
Definitions. All terms defined in the Plan shall have the same meanings when used in this Agreement unless expressly provided to the contrary. For convenience of reference, some terms defined in the Plan are also defined in this Subsection.

(1)
“Benefits Committee” means the Benefits Plan Committee, , a non-Board management committee which serves as the Plan Administrator. The membership and responsibilities of the Benefits Committee are provided in the Plan document.

(2)	“Board” means the Board of Directors of the Company.

(3)	“Effective Date” means the effective date of this amended and restated Agreement, which is July 1, 2011.

(4)	“Employer Stock” means common stock of the Company that is readily tradable on an established securities market and is a qualifying employer security within the meaning of ERISA Section 407.

(5)	“Employer Stock Fund” means the Investment Fund consisting primarily of shares of Employer Stock and cash and/or cash equivalents.

(6)
“Finance Committee” means the Benefits Finance Committee, a non-Board management committee which serves as the named fiduciary responsible for financial decisions of the Plan including directing the Trustee with respect to Investment Funds (excluding the Employer Stock Fund) to be made available to the Plan Participants or their beneficiaries or with respect to certain investments in an Investment Account.

The membership and responsibilities of the Finance Committee are provided in the Plan document.

(7)
“Investment Account” means a separate account established by the Trustee, consisting of all or a portion of the assets of the Trust Fund for which the Trustee serves as a directed Trustee and invests the assets at the direction of the Finance Committee or an Investment Manager or pursuant to directions of Plan Participants or beneficiaries, rather than by the Trustee in its discretion.

(8)	“Investment Funds” means the available funds from which Plan Participants and/or their beneficiaries may elect for the investment of their Accounts.

(9)	“Investment Manager” means a person:

(i)	who is appointed in writing by the Finance Committee as an investment manager for an Investment Account,

(ii)	who is either

(x)	registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Act”),
(y)    a bank as defined in the Act, or

(z)	an insurance company which is qualified to manage, acquire and dispose of the assets of an employee benefit plan as contemplated under Section 3(38) of ERISA,

(iii)	who has acknowledged in writing that such person is an ERISA fiduciary with respect to the Plan and this Trust, and

(iv)
who shall make the investment decisions with respect to all or a portion of the Trust Fund (excluding the Employer Stock Fund) and shall take such other action with respect to the Trust Fund or such Investment Account as the Trustee or the Finance Committee, as applicable, shall specify in the agreement appointing such person as Investment Manager.

An Investment Manager (who otherwise satisfies the requirements above) may include any parent, subsidiary or brother-sister corporation that is a member of a controlled group of corporations (as defined in Code Section 1563(a), disregarding Code Sections 1563(a)(4) and 1563(e)(3)(C)) of which the Company or the Trustee is a member.

(b)	Other Defined Terms. The terms “Account”, “Acquisition Loan”, “Financed Shares”, “Share Units” and “Suspense Account” shall have the meanings set forth in the Plan.

(c)
Other Rules. The headings and subheadings in this Agreement have been inserted for convenient reference, and to the extent any heading or subheading conflicts with the text, the text will govern. Section references indicate sections of this Agreement unless otherwise stated. The masculine includes the plural and the plural the singular, wherever applicable.

ARTICLE 2
TRUST FUND

2.1
Composition. The Trust Fund shall consist of the Plan assets held in the Trust Fund as of the Effective Date of this Agreement, plus the total amount at any given time of additional property and cash transferred to the Trustee less distributions made by the Trustee, all as adjusted for net income or net loss. The Trustee shall hold such assets in trust and shall hold, manage and administer the Trust Fund in accordance with the provisions of the Plan and this Agreement without distinction between principal and income.

2.2
Commingled Fund. Unless directed otherwise by the Finance Committee or an Investment Manager, the Trustee shall consolidate assets of all Plan Accounts in a single Trust Fund which shall be commingled for investment purposes; all transactions shall be recorded on a combined basis. Any assets received by the Trustee shall be promptly invested in accordance with written instructions provided by the Finance Committee or the Investment Manager, as applicable, or by Plan Participants or their beneficiaries. In accordance with the terms of the Plan, the Benefits Committee will communicate in writing to the Trustee the instructions received from Plan Participants or their beneficiaries as to their elected investments, or the Trustee may agree to receive Participant instructions from the Plan’s record keeper.

2.3
Contributions. The Trustee shall receive all contributions made under the terms of the Plan. The Benefits Committee and the Trustee shall establish reasonable procedures for making and accepting contributions to the Trust Fund. The responsibility of the Trustee shall be limited to the sums of money, securities, and other property the Trustee actually receives. Except as otherwise provided by law or by this Agreement, the Trustee is not liable for the manner in which such amounts are deposited or the allocations among Plan Participants’ Accounts. The Benefits Committee is responsible for allocating investments among Plan Participants’ Accounts. Except as otherwise required by law or provided in this Agreement, the Trustee shall have no duty to collect any contributions payable to the Trust Fund pursuant to the Plan, to require any contributions to be made to the Trust Fund or to request the Company to make contributions to the Trust Fund or to determine whether the contributions it receives are correct in amount or comply with the terms of the Plan, the Code or ERISA.

2.4
Distributions. The Trustee will make distributions from the Trust in accordance with the written directions of the Benefits Committee or other authorized representative or such other means of communication as may be mutually agreed upon by the Trustee and the Benefits Committee. To the extent the Trustee follows such written direction, the Trustee is not obligated in any manner to ensure that a distribution complies with the terms of the Plan, that a Participant or beneficiary is entitled to such a distribution, or that the amount distributed is proper under the terms of the Plan. Upon any such payment by the Trustee, the amount of the payment shall no longer constitute a part of the Trust Fund. The Benefits Committee retains all responsibility with respect to all distribution directions and the application of payments for distribution. If there is a dispute as to a payment from the Trust, the Trustee may decline to make payment of such amounts until the proper payment of such amounts is determined by a court of competent jurisdiction, or the Trustee has been indemnified to its satisfaction. In the event that any payment directed by the Benefits Committee is mailed by the Trustee and is returned to the Trustee because the Participant or beneficiary cannot be located at the mailing address, the Trustee shall promptly notify the Benefits Committee of such returned payment and shall take no further action with respect to such returned payment except as directed by the Benefits Committee. The Trustee shall have no responsibility to search for or ascertain the whereabouts of any Participant or beneficiary.

2.5
Exclusive Benefit of Plan Participants and Beneficiaries. At no time shall any part of the Trust Fund be used for or diverted to purposes other than the exclusive benefit of Plan Participants and their beneficiaries, provided, however, that nothing in this Agreement shall be construed to prohibit the use of Trust assets for the payment of taxes, reasonable administrative expenses and other charges properly assessed against the Trust Fund to the full extent allowable under ERISA, and to the return of contributions to the Company under the specific conditions set forth in the Plan, provided further that no such payment or reimbursement shall be a non-exempt prohibited transaction under ERISA.

ARTICLE 3

NAMED FIDUCIARIES

3.1	Named Fiduciaries.

(a)
General. The Committees and the Trustee shall each be a Named Fiduciary for the Trust Fund, and as between the Committees and the Trustee, the Committees shall not be responsible for the performance of any duty or function assigned under this Trust to the Trustee and the Trustee shall not be responsible for the performance of any duty or function so assigned to the Committees. Any person may serve in more than one fiduciary capacity under this Agreement.

(b)
Assignment of Responsibility. Each Named Fiduciary shall have only such powers and responsibilities as are expressly assigned to it in this Trust Agreement for the control, safekeeping, management, investment and administration of the Fund; provided, in the event of any ambiguity or in the event a power or responsibility is not expressly assigned to a specific Named Fiduciary the power or responsibility shall be deemed to have been assigned to the Committees in accordance with the Plan. The Trustee shall have no responsibility to inquire into the acts and omissions of the Committees in the exercise of powers or the discharge of responsibilities assigned to the Committees under this Agreement.

(c)
Allocation of Responsibilities. A Named Fiduciary may allocate fiduciary responsibilities (other than the responsibilities of the Trustee in the management and control of the assets of the Fund) to another Named Fiduciary or may designate a person who is not a Named Fiduciary to carry out any of its responsibilities under this Agreement (other than the responsibilities of the Trustee in the management and control of the assets of the Fund). However, no designation is effective unless the delegate agrees in writing.

(d)
Agents. A Name Fiduciary or a delegate of a Named Fiduciary may employ one or more persons to render advice or perform other services with respect to any responsibility such Named Fiduciary or such delegate may have under this Agreement.

3.2
Certification of Committees. The Trustee may rely upon the certification of the Finance Committee or the Benefits Committee with respect to any instruction, direction or approval of such Committee. The respective Chairmen of the Committees or a Committee delegate will certify to the Trustee the name of the person or persons with authority to act on behalf of each Committee to direct the Trustee with respect to any matters relating to the Trust Fund. The Committees shall provide the Trustee with a specimen signature of each of the authorized persons referred to above. Actions taken by each of the Committees that affect the Trustee or the Trust Fund will be certified by a member of the applicable Committee by letter or written resolution. The Trustee may rely on the latest relevant certificate without further inquiry or verification.

3.3
Ministerial Duties. The Parties understand and agree that although the Trustee will perform certain ministerial and custodial duties with respect to the assets held in Trust, such duties will be performed in the normal course by officers and other employees of the Trustee or by such other person or persons with whom the Trustee has contracted to perform services for it, all of whom may be unfamiliar with investment management, and that such duties will not include the exercise of any discretionary authority or other authority to manage and control assets comprising the Trust Fund.

3.4	Co-Trustees.

(a)
More than one Trustee. If the Plan has more than one person acting as Trustee, the Trustees may allocate the Trustee responsibilities by mutual agreement and Trustee decisions will be made by a majority vote (unless otherwise agreed to by the Trustees) or as otherwise provided in a separate trust agreement or other binding document.

(b)
Appointment of Ancillary Trustees. In the event that any property that is or may become a part of the Trust Fund is situated in any state in which the Trustee is prohibited from holding real estate as trustee, or in a foreign country, the Trustee may, in its discretion, name an individual or corporate trustee qualified to act in any such state or foreign country as Ancillary Trustee of such property situated there and require such security as may be determined by the Trustee. The naming of such Ancillary Trustee shall be subject to prior written approval by the Finance Committee. Any Ancillary Trustee so appointed shall have such rights powers, discretions, responsibilities, and duties as are delegated to it by the Trustee, but subject to such limitations or directions specified in the Trustee’s instrument evidencing the appointment. The Ancillary Trustee shall be answerable to the Trustee for all monies, assets, or other property entrusted to it or received by it in connection with the administration of the Trust. The Trustee may remove any such Ancillary Trustee and may appoint a successor at any time or from time to time as to any or all of the assets, in each case subject to prior written approval of the successor by the Finance Committee.

3.5
Custodian. The Finance Committee may appoint a Custodian to hold all or any portion of the Plan assets. A Custodian has the same powers, rights and duties as a directed Trustee. The Custodian will be protected from liability with respect to actions taken pursuant to the direction of the Trustee, the Finance Committee or other third party with authority to provide direction to the Custodian.

ARTICLE 4
TRUST ADMINISTRATION

4.1	General Responsibilities of Trustee.

(a)
Trustee Responsibilities. The Trustee’s powers, right and duties are limited to those described in this Article; the Committees are responsible for any other administrative duties required under the Plan or by applicable law.

(b)
Separate Agreement. The Trustee’s powers, rights and duties may be supplemented or limited by a separate trust agreement, investment policy, funding agreement, or other binding documents entered into between the Trustee and the Finance Committee which designates the Trustee’s responsibilities with respect to the Plan. A separate trust agreement must be consistent with the terms of the Plan and must comply with all qualification requirements under the Code and regulations.

(c)	Safekeeping of Plan Assets. The Trustee shall be responsible for the safekeeping of the assets of the Trust in accordance with the provisions of the Plan and this Agreement.

(d)
No Guaranteed Value. The Trustee does not guarantee the Trust Fund in any manner against investment loss or depreciation in asset value, or guarantee the adequacy of the Trust to meet and discharge any or all liabilities of the Plan.

(e)
Written Communication. Communications to or from the Trustee that are required to be in writing under this Agreement or the Plan may be made by electronic means, which shall include facsimile, email or other electronic medium if the receiving party consents.

4.2
Powers of Trustee. In the administration of the Trust, in addition to, and not in limitation of, any powers, rights, duties or authority granted to the Trustee under this Agreement or under applicable law (all such additional powers and authority being specifically hereby granted), the Trustee is authorized and empowered to invest, manage and control any portion of the Trust Fund as directed by Plan Participants or their beneficiaries, or retained by the Finance Committee, or assigned to the Investment Manager in a manner that is consistent with the

Plan’s funding policy and investment objectives including the following powers which may be exercised in its sole discretionary as the Trustee deems advisable and prudent.

(a)
Cash Assets. The Trustee may retain such portion of the Plan assets in cash or cash balances as the Trustee may, from time to time, deem to be reasonably necessary to meet the anticipated cash requirements of the Plan from time to time without liability for interest on such cash assets. The Trustee may deposit all or part of cash assets either separately or together with other trust funds under the control of the Trustee, in its own deposit department or in its name as Trustee in such other depositories as it may select.

(b)
Claims and Debts, Legal Proceedings. The Trustee may collect and receive any and all moneys and other property due the Plan and may settle, compromise, or submit to arbitration any claims and liabilities asserted against or in favor or the Trust Fund or the Trustee or with respect to the Plan. The Trustee may commence or defend on behalf of the Plan any law suit or other legal or administrative proceedings but shall have no duty or obligation to do so unless it shall have been indemnified to its satisfaction against any and all loss, cost expense and liability it could sustain or anticipate because of taking such action.

(c)
Titling of Assets. The Trustee may hold any securities or other property in bearer form or in the name of a nominee, and may hold any investments in bearer form, provided the books and records of the Trustee at all times show such investment to be part of the Trust. No such registration or holding shall relieve the Trustee from liability for the safe custody and disposition of such securities or other property in accordance with the terms of the Plan and this Agreement. The Trustee may participate in and use the Federal Reserve Bank’s System, a service provided by the Federal Reserve Bank to its member banks for securities.

(d)
Powers of Individual Owner. Subject to the following subsection with respect to securities of the Company or an Affiliate, the Trustee may exercise any of the powers of an individual owner with respect to stocks, bonds, securities or other property (excluding securities of the Company or its Affiliates): the right to vote upon such stocks, bonds or securities; to give general or special proxies or powers of attorney; to exercise or sell any conversion privileges, subscription rights, or other options; to participate in corporate reorganizations, mergers, consolidations, or other changes affecting corporate securities and to make any incidental payments in connection with such stocks, bonds, securities or other property. The Trustee may also sell, grant options to buy, transfer, assign, convey, exchange, mortgage, pledge, lease or otherwise dispose of any of the properties held in the Trust Fund at such prices and on such terms and in such manner as it may deem proper, and for terms with or extending beyond the duration of the Trust.

(e)
Voting Stock. Notwithstanding the preceding Subsection, unless specifically agreed upon in writing between the Trustee and the Finance Committee or its delegate, the Trustee shall not have the power or responsibility to vote proxies with respect to any securities of the Company or an Affiliate or with respect to any Plan assets that are subject to the investment direction (including the power to manage, acquire or dispose of) of the Company or the Finance Committee or an Investment Manager or any Named Fiduciary in accordance with ERISA Section 403. The Trustee shall follow the requirements set forth in Section 5.3(e) and (f) to the extent voting and similar rights have been passed through to Plan Participants and beneficiaries.

(f)
Real Estate. The Trustee may manage, administer, operate, lease for any number of years, regardless of any restrictions on leases made by fiduciaries, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held by it; and to cause to be formed a corporation or trust to hold title to any such real property with the powers in this Subsection, all upon such terms and conditions as may be deemed advisable. Despite the preceding, no investment may be made in employer real property (whether or not such property is qualifying employer real property as such term is defined for purposes of Section 407 of ERISA), unless the Finance Committee consents in writing.

(g)
Borrowing. The Trustee may borrow or raise money on behalf of the Plan from any lender in such amount, and upon such terms and conditions, as the Trustee deems advisable. The Trustee may issue a promissory note as Trustee to secure the repayment of such amounts and may pledge all or any part, of the Trust as security. The Trustee may renew or extend or participate in the renewal or extension of any note, bond or other evidence of indebtedness, or any other contract or lease, or may exchange the same, or agree to a reduction in the rate of interest or rent or any other modification or change in the terms of such loan, or of the security or any guaranty of such loan, in any manner and to any extent that it may deem advisable in its absolute discretion. The Trustee may waive any default, whether in the performance of any covenant or condition of any such note, bond or other evidence of indebtedness, or any other contract or lease, or of the security for such loan, and may carry such borrowing as past due or may enforce any such default as it may in its absolute discretion deem advisable. The Trustee may exercise and enforce any and all rights to foreclose and to bid on property in foreclosure; may exercise and enforce in any action, suit, or proceeding at law or in equity any rights or remedies in respect to any such note, bond or other evidence of indebtedness, or any other contract or lease, or the security for such loan. The Trustee may pay, compromise, and discharge with the funds of the Trust Fund any and all liens, charges, or encumbrances, in its absolute discretion, and may make, execute, and deliver any and all instruments, contracts, or agreements necessary or proper for the accomplishment of any of the foregoing powers.

(h)
Insurance Contracts. The Trustee may apply for any contract issued by an insurance company to be purchased under the Plan and may accept and hold any such contract, and may assign and deliver any such contract.

(i)
Asset Transfers. The Trustee, upon the written direction of the Finance Committee, is authorized to enter into a transfer agreement with the Trustee of another qualified retirement plan and to accept a transfer of assets from such retirement plan on behalf of any Employee of the Company or an Affiliate. The Trustee is also authorized, upon the written direction of the Finance Committee, to transfer all or part of a Participant’s vested account balance to another qualified retirement plan on behalf of such Participant.

(j)
Acknowledgments. The Trustee is authorized to execute, acknowledge and deliver all documents of transfer and conveyance, receipts, releases, and any other instruments that the Trustee deems necessary or appropriate to carry out its powers, rights and duties hereunder.

(k)
Commingling Assets. If the Company maintains more than one qualified Plan, the assets of such other qualified plans may be commingled for investment purposes with the assets of this Plan. The Trustee must separately account for the assets of each Plan. Such commingling of assets does not cause the Trusts maintained with respect to the Employers’ Plans to be treated as a single Trust, except as provided in a separate document authorized in Section.

(l)
Common/Collective Trust. The Trustee is authorized to invest Plan assets in a common/collective trust fund, or in a group trust fund that satisfies the requirements of IRS Revenue Ruling 81-100 and is described more fully in Article 5 as a permissible investment. All of the terms and provisions of any such common/collective trust fund or group trust into which Plan assets are invested are incorporated by reference into the provisions of the Trust for this Plan.

(m)
Financial Institution Relationship. If the Trustee is a bank or similar financial institution, the Trustee is authorized to invest in any type of deposit of the Trustee (including its own money market fund) at a reasonable rate of interest so long as such investment is not a non-exempt prohibited transaction under ERISA.

(n)
Bonding. The Trustee must be bonded as required by applicable law. The bonding requirements shall not apply to a bank, insurance company, or similar financial institution that satisfies the requirement of Section 412(a)(2) of ERISA.

(o)
Taxes. The Trustee may pay from the Trust Fund any estate, inheritance, income or other tax, charge or assessment attributable to any benefit under the Plan which, in the Trustee’s opinion, is or may be required in order to pay out such benefit and to require such releases or other documentation as the Trustee deems appropriate.

4.3	Delegation of Investment Authority.

(a)
Status of Trustee. The Trustee shall act only as a directed Trustee and shall exercise no discretion over the investment or distribution of the Trust Fund unless and only if the Trustee has not received written direction from the Finance Committee with respect to a particular asset held in the Trust Fund. The Trustee shall invest and reinvest the Trust Fund in accordance with investment directions as provided in Article 5. The Trustee will have no responsibility to review or question such investment directions or to review any investment to be acquired, held or disposed of pursuant to such investment directions or to make any recommendations with respect to the disposition or continued retention of any such investment. When accepting and implementing such investment directions, the Trustee will have no responsibility or liability for compliance with any applicable requirements concerning plan investments under the Plan or for any loss or diminution in value which results from the choice of investments for the Trust Fund. Whenever the Trustee is permitted or required to act upon instructions or directions of a Named Fiduciary, Plan Administrator, Plan Participant, or Investment Manager, the Trustee will have no responsibility or liability for any action taken or omitted by the Trustee in reliance thereon.

(b)	Appointment. The Finance Committee shall have the right to retain investment authority or to appoint an Investment Manager with respect to all or a portion of the investments of the Trust Fund.

(c)
Notice to Trustee. The Finance Committee shall advise the Trustee in writing regarding the Finance Committee’s retention of investment authority or the appointment of an Investment Manager. The notice shall state what portion of the Trust Fund is to be invested by the Finance Committee or the Investment Manager and shall, if applicable, direct the Trustee to segregate assets into a separate Investment Account for each such entity directing investments. Such retention, delegation or appointment shall remain in effect until revoked or amended in writing. The Finance Committee and, except as restricted in any agreement with the Committee, Investment Manager shall have authority to exercise all the powers granted to the Trustee in this Agreement. The Trustee shall receive a copy of each such agreement between the Finance Committee and the Investment Managers. All directions to the Trustee shall be in a form and according to a procedure acceptable to the Trustee.

(d)
Trustee’s Duties. The Trustee must act solely in accordance with the directions of the Finance Committee or the Investment Manager when investments are subject to its or their direction. The Trustee shall not be responsible for the propriety of any directed investment made by the Finance Committee or an Investment Manager and shall not be required to consult with or advise the Finance Committee or Investment Manager or any other person regarding the investment quality of any such directed investment held in the Trust Fund. The Trustee shall furnish the Finance Committee, or the Investment Manager with such periodic financial statements of the Investment Account as the Finance Committee shall direct.

(e)	Assumptions. In the event of any ambiguity or in the event a power or responsibility is not expressly allocated or assigned to a specific fiduciary, the power or responsibility shall be that of the Committees in accordance with the Plan. The Trustee shall have no responsibility or duty to inquire into the acts or omissions of any other fiduciary in the exercise of powers or discharge of responsibilities assigned to such other fiduciary under the Plan or this Agreement. The Trustee shall not be liable for losses or unfavorable results arising from its compliance with the investment instructions of the Finance Committee, or an Investment Manager.

(f)
Termination of Appointment. If the Finance Committee relinquishes its authority to direct investments and if authority of an Investment Manager is terminated and a successor is not appointed, the assets held in the related Investment Account may or may not continue to be segregated, as the Trustee may determine. Until receipt of written notice of the termination of the authority of the Finance Committee or an Investment Manager, the Trustee shall be fully protected in assuming the continuing authority of the Finance Committee, or such Investment Manager.

(g)
Compensation. An Investment Manager appointed by the Finance Committee shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Finance Committee. The Trustee shall not be responsible for determining the reasonableness of any compensation to be paid to an Investment Manager. An employee of the Company or an Affiliate shall not receive any additional compensation for serving on the Finance Committee.

4.4
Expenses. Reasonable expenses incurred by the Trustee in the performance of its duties, including fees for legal services or other services pursuant to Section 3.1(d) above rendered to the Trustee and such other expenses as may be agreed upon in writing from time to time between the Finance Committee and the Trustee, and all other proper charges and disbursements of the Trustee, shall be paid from the Trust Fund, unless paid by the Company, but until paid shall constitute a charge upon the Trust Fund. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws, upon or in respect of the Trust Fund or the income therefrom, shall be paid from the Trust Fund. Notwithstanding the preceding, no such expense shall be paid from the Trust Fund to the extent it would be a non-exempt prohibited transaction under ERISA or the Code.

ARTICLE 5
INVESTMENTS

5.1
Investment Funds. The Plan provides that Plan Participants or their beneficiaries may choose to have their Plan Accounts invested in the Employer Stock Fund or other Investment Funds selected by the Finance Committee. The Trustee shall follow the instructions of the Finance Committee, or if appointed, an Investment Manager with regard to the selection, retention and replacement of Investment Funds (excluding the Employer Stock Fund).

5.2
Participant-Directed Investments. For so long as Plan Participants or their beneficiaries may direct investments, the Trustee will invest the Trust Fund pursuant to the terms of the Plan and the investment directions of Plan Participants or their beneficiaries. Each Participant or beneficiary shall convey investment instructions to the Benefits Committee or the Benefits Committee’s designee who, in either case, shall transmit those instructions promptly to the Trustee in writing. The Trustee may agree to accept investment instructions from the Plan’s record keeper. Implementation of ERISA Section 404(c) shall not impose any greater duties upon the Trustee than those duties expressly provided for in written procedures adopted by the Benefits Committee and agreed to in writing by the Trustee.

5.3	Employer Stock Fund.

(a)
Composition. The Employer Stock Fund is an ESOP and therefore is designed to invest primarily in Employer Stock without limitation. Notwithstanding the preceding, the Trustee may hold cash in the Employer Stock Fund in such amounts as the Trustee decides, in its sole discretion, is reasonable for liquidity purposes in order to make distributions, loans, withdrawals and investment transfers. The Trust shall not be required to pay interest on such cash balance and shall not be liable if the cash balance is not invested.

(b)
Acquisition of Employer Stock. Each year the Employers will make contributions to the Employer Stock Fund sufficient to amortize any outstanding balance of an Acquisition Loan. To the extent contributions are made in Employer Stock, the Trustee will be expected to retain such Employer Stock in the Employer Stock Fund until liquidation is necessary for Fund transactions. The Trustee may not obligate the Trust to acquire Employer Stock from a particular holder at an indefinite time determined upon the occurrence of an event, such as the death of the holder or to acquire Employer Stock including, without limitation, Employer Stock under a put option binding upon the Plan. However, the Trust may be given an option to assume, at the time a put option is exercised, the right and obligations under a put option binding upon the Employers. All purchases of Employer Stock shall be made at a price which, in the judgment of the Trustee, or its designated purchasing agent, does not exceed the fair market value. All sales of Employer Stock shall be made at a price which, in the judgment of the Trustee, or its designated purchasing agent, is not less than the fair market value.

(c)
Acquisition Loans. On the direction of the Company, the Trustee will make an Acquisition Loan, solely for the purpose of purchasing Employer Stock or repaying a previous Acquisition Loan. The Trustee may make Acquisition Loans from any financial institution or other entity it considers appropriate, including a party in interest as defined in ERISA Section 3(14), or a disqualified person as defined in Code Section 4975(e)(2). A party in interest and/or disqualified person may guarantee any Acquisition Loan. No lender will have recourse against any Plan assets other than Financed Shares that remain subject to pledge at the time of default.

(1)	Each Acquisition Loan shall comply with the requirements set forth in the Plan, including but not limited to, term, collateral and payment of principal and interest.

(2)
The Trustee will maintain a separate Suspense Account to hold Financed Shares acquired with each separate Acquisition Loan. The Finance Committee will direct the Trustee as to whether dividends paid on the Financed Shares should be used to repay the Acquisition Loan or should be released from the Suspense Account and in what number.

(3)
If an Acquisition Loan should go into default, the Trustee will transfer to the lender Plan assets equal in value to the amount of the defaulted balance, but if the lender is a party in interest as defined in ERISA Section 3(14), or a disqualified person as defined in Code Section 4975(e)(2), the Trustee will transfer only the number of Financed Shares necessary to meet the repayment schedule of the Acquisition Loan.

(d)
Dividends on Employer Stock. The Trustee will use dividends issued on Financed Shares held in a Suspense Account to repay any outstanding balance on an Acquisition Loan. The Trustee will honor elections made by Plan Participants or their beneficiaries to have all or part of the dividends attributable to the Share Units in their Accounts either invested in the Employer Stock Fund or paid to them in a cash payment no later than 90 days after the end of the Plan Year in which such dividends are paid. Absent an affirmative election of a Participant or beneficiary, such dividends shall be reinvested in the Employer Stock Fund. The Trustee will follow instructions received from the Finance Committee with respect to the reinvestment or distribution of such dividends except that no election will be honored to the extent that it requests a distribution of earnings on any dividends that are reinvested in the Employer Stock Fund and subsequently distributed pursuant to an election under this Subsection. The Trustee will decrease elected cash distributions made after 2002 to reflect any losses attributable to the dividend between the record date and the distribution date.

(e)
Voting Rights. Each Participant or beneficiary whose Account is invested in the Employer Stock Fund may direct the Trustee as to the manner in which the shares of Employer Stock represented by the Share Units held in his/her Accounts will be voted. The Trustee will vote combined fractional shares of Employer Stock represented by the Share Units in the manner that most closely reflects Plan Participants’ direction. The Trustee will refrain from voting any shares for which Plan Participants fail to give voting instructions, except as required by any applicable law. The Trustee will vote unallocated shares of Employer Stock in the Suspense Account in the manner that the Trustee determines to be in the best interest of Plan Participants and beneficiaries. For voting purposes, each Participant or beneficiary will be a named fiduciary with respect to the shares of Employer Stock represented by the Share Units allocated to his Account. The Benefits Committee will see that affected Plan Participants or their beneficiaries and the Trustee receive the same proxy materials provided to other stockholders as well as notices and information statements when voting rights are to be exercised, the content of which shall be generally the same as for all holders of Employer Stock.

(f)
Tender Offers. If the Trustee receives any information or material that reasonably indicates a tender offer is being made to holders of Employer Stock, the Benefits Committee will furnish such information or material to each Participant or beneficiary with an Account invested in the Employer Stock Fund, together with a form on which the Participant or beneficiary may confidentially direct the Trustee whether to tender the Employer Stock represented by his/her Share Units or take any other solicited action with respect to the Employer Stock represented by his/her Share Units. The Trustee will tender combined fractional shares of Employer Stock represented by the Share

Units in the manner that most closely reflects Plan Participants’ direction. The Trustee will refrain from tendering the shares of Employer Stock represented by Share Units held in the Accounts of Plan Participants who fail to give directions, except as required by any applicable law. The Trustee will tender unallocated shares of Employer Stock in the Suspense Account in the manner that the Trustee determines to be in the best interest of Plan Participants and beneficiaries. For each Participant or beneficiary who sells the Share Units held in his/her Accounts, the Trustee will reinvest the proceeds according to his/her current investment election, unless he/she elects otherwise under Subsection 4.2(e). For purposes of any tender offer, each Participant will be a named fiduciary with respect to the Employer Stock represented by the Share Units held in his/her own Accounts.

5.4
Investment Powers. The Finance Committee or the Investment Manager(s) will have sole responsibility for the investment and, unless reserved to a Named Fiduciary, the voting and subscription action of the portion of the Trust Fund under its or their respective management and the Trustee shall take such action only upon the proper instructions of the Finance Committee or the Investment Manager, as applicable. The Trustee will not be liable for, or obligated to inquire into, the acts or omissions of the Finance Committee or Investment Manager who manages all or part of the Trust Fund. In acting upon the directions of the Finance Committee or the Investment Manager or the Plan’s Named Fiduciary, the Trustee may:

(a)
Invest and reinvest principal and income of the Trust Fund in common, preferred, and other stocks of any corporation; voting trust certificates; interests in investment trusts, including, without limiting the generality of such investments, participations issued by an investment company as defined in the Investment Company Act of 1940, as from time to time amended (including those which it or its affiliates are interested as Trustee); bonds, notes, and debentures, secured or unsecured; mortgages on real or personal property; conditional sales contracts; and real estate and leases.

(b)	Invest and reinvest the principal and income of the Trust Fund by investing in an annuity contract or contracts (including any agreement or supplemental agreements) issued by an insurance company.

(c)	Engage in the writing, sale, and buying in, of covered call option contracts; and the Trustee may acquire and may exercise options to purchase or sell securities or other assets.

(d)
Invest in qualifying employer securities that are shares of Employer Stock if such assets are purchased or sold as an investment of the Employer Stock Fund and from or to a disqualified person or party in interest, as those terms are used in ERISA, and if there is no generally recognized market for such securities or property, the purchase shall be for not more than fair market value and the sale shall be for not less than fair market value, as determined in good faith by the Trustee.

(e)
Invest and reinvest principal and income of the Trust Fund in deposits (including savings accounts, savings certificates, and similar interest-bearing instruments or accounts) in itself or its affiliates, provided such deposits bear a reasonable rate of interest.

(f)
Lend any securities or security from time to time constituting a part of the Trust Fund in exchange for such consideration and upon such terms and conditions as the Trustee deems appropriate. In any such transaction the Trustee may transfer legal title respecting the securities being loaned to the obligator, and may permit the obligator to return to the Trust Fund securities that are identical (but not necessarily evidenced by the same certificates) to those transferred to it by the Trustee.

(g)	Purchase or sell financial futures contracts in transactions executed through a generally recognized commodities or securities exchange.

(h)
Invest all, or any part, of the assets of the fund in any common, collective or group trust fund which is maintained under Code Section 584 or Revenue Ruling 81-100, 1981-1 C.B. 326 by the Trustee or any bank which is a member of an "affiliated group" (as that term is defined in Section 1504 of the Code) with the Trustee and such common, collective or group trust shall automatically be adopted as part of this Trust Agreement for the period such investment is made in such common, collective or group trust fund and all the terms of such common, collective or group trust fund as in effect during the period such investment is made shall automatically be incorporated by this reference into this Trust Agreement.

5.5	Limitations.

(a)
Limited Borrowing. While the Finance Committee may direct the Trustee with respect to Plan investments pursuant to this Section, and in furtherance of that capacity may generally invest in any media in which the Trustee may invest (excluding transactions involving the Employer Stock Fund as described in other provisions of this Agreement), the Finance Committee may not borrow from the Trust or pledge any of the assets of the Trust as security for a loan to the Company or any other Employer; or on behalf of the Company or any other Employer, buy property or assets from or sell property or assets to the Trust; charge the Trust Fund for any fee for services rendered to the Trust; or receive any services from the Trust on a preferential basis not available to other clients of the Trustee. If the Investment Manager is an affiliate of the Trustee or the Company or any other employer, the restrictions in this Subsection that apply to the Finance Committee shall also apply to such Investment Manager.

(b)
Foreign Securities. If the Trustee is directed to purchase, retain, or sell securities issued by any foreign government or any agency of a foreign government, or by any corporation domiciled outside of the United States, it shall be the responsibility of the Finance Committee or the Investment Manager, as applicable, to advise the Trustee in writing with respect to any laws or regulations of any foreign country or any United States territory or possession that may be applicable in any manner whatsoever to such securities including, but not limited to, receipt of dividends or interest by the Trustee from such securities. No indicia of ownership of Plan assets may be held outside the United States.

(c)
Delivery of Investment Information. The Trustee shall deliver or cause to be executed and delivered, to the Finance Committee or the designated Investment Manager, all notices, prospectuses, finance statements, proxies and proxy soliciting materials relating to investments held in the Investment Account (excluding Employer Stock held in the Employer Stock Fund or a Suspense Account).

5.6
Investment Policy. The Finance Committee shall formulate an investment policy and method and communicate it in writing to the Trustee or other fiduciary responsible for Plan investments. If any adjustment from such policy or method is subsequently deemed appropriate, the Finance Committee shall give written notice of such adjustment as soon as practicable to the responsible fiduciary and the fiduciary shall be under no duty to make any such adjustment prior to receiving such notice.

5.7	Transfers to Insurance Company. The Finance Committee may direct the Trustee to transfer all or any part of the Trust Fund to an insurance company designated by the Finance Committee.

(a)
Notice and Contract. The Finance Committee shall give the Trustee written notice of such transfer within a reasonable time before the transfer. The amounts transferred shall be held by the insurance company pursuant to a contract between the insurance company and the Trustee. The Finance Committee shall determine the terms of the contract (including any supplemental agreement and, on the Finance Committee’s written direction, the Trustee shall apply for the contract, hold the contract as an asset of the Trust Fund and shall pay premiums as directed in writing by the Finance Committee.

(b)
Committee Direction. Except as otherwise agreed in writing by the Trustee and the Finance Committee, the Trustee shall take actions with respect to such contract only as directed in writing by the Finance Committee. It is intended that the Trustee shall have no discretion whatsoever with respect to the provisions of such an insurance contract or the Trustee actions taken in connection with the contract. Notwithstanding any of the foregoing provisions of this Subsection to the contrary, the Trustee shall make no payment for investment in an insurance company account other than the general account of the insurance company, unless the insurance company has met the requirements of Section 3(38) of ERISA to serve as an Investment Manager as defined in ERISA and has acknowledged in writing that it is a fiduciary with respect to the Plan and the Trust. No transfer shall be made from the general account of any other account maintained by the insurance company until the requirements of the preceding sentence are met.

ARTICLE 6
Accountings

6.1	Valuation.

(a)
Annual Valuation and Final Report. As soon as reasonably practicable following the close of each annual accounting period of the Trust, or after the resignation or removal of a Trustee has become effective, the Trustee shall file with the Finance Committee a written account setting forth all investments, receipts, disbursements, and other transactions it has effected during such year, or during the part of the year to the date the resignation or removal is effective, as the case may be, and containing a description of all securities purchased and sold, the cost or net proceeds of sale, the securities and investments held at the end of such period, and the cost of each item as carried on the books of the Trustee. The Trustee and the Finance Committee may agree to value the Trust on a more frequent basis.

(b)
Committee Approval of Report. Upon receipt of the Trustee’s report described in Subsection (a), the Finance Committee must promptly notify the Trustee of its approval or disapproval of the information. If the Finance Committee does not provide a written disapproval within one-hundred and eighty (180) days following the receipt of the information, including a written description of the items in question, the Trustee is forever released and discharged from any liability with respect to all matters reflected in such information. The Trustee shall have thirty (30) days following its receipt of a written disapproval from the Finance Committee to provide a written explanation of the terms in question. If the Finance Committee again disapproves of the accounting, the Trustee may file its accounting with a court of competent jurisdiction for audit and adjudication.

(c)
Valuations Binding. If the fair market value of an asset in the Trust Fund is not available when necessary for accounting or reporting purposes, the fair market value of the asset shall be determined in good faith by the Trustee, assuming an orderly liquidation at the time of such determination. In determining the value of the Trust Fund, the Trustee will exercise its best judgment, and all determinations of Trust Fund value made by the Trustee and approved by the Finance Committee will be binding upon Plan Participants and their beneficiaries.

6.2	Records and Accounts.

(a)
Accurate Records. The Trustee shall keep accurate and detailed records and accounts of all investments, receipts, and disbursement, and other transactions involving assets of the Trust Fund, and all records, books, and accounts relating to the Trust Fund shall be open to inspection by any person designated by the Finance Committee at all reasonable times.

(b)
Other Information and Reports. In addition to the annual valuation reports, the Trustee shall also furnish the Committees such other information as the Trustee may possess and as may be necessary for the Committees to comply with the reporting requirements of ERISA, the Securities and Exchange Commission or other governmental agency. The Trustee shall make such other reports as may be agreed upon with each Committee. No other person or entity may require an accounting of the Trustee.

(c)
Record Retention. The Trustee shall retain its records relating to the Trust as long as necessary for the proper administration of the Trust Fund and at least for any period required by ERISA or other applicable law.

(d)
Data Backup. The Trustee agrees to maintain a backup on all data in its possession related to the Plan and the Trust on a separate network and in a separate geographic location (to reduce the risk of an event occurring in one region of the country affecting the ability of the Trustee to perform its duties under this Agreement. The backup data and separate network will be reasonably available to the Trustee to process Plan transactions upon the inability of the Trustee to process Plan transactions through its primary source.

ARTICLE 7
INDEMNIFICATION

7.1
Indemnification of Trustee. Except to the extent that the Trustee has acted with gross negligence or willful misconduct, the Company shall indemnify the Trustee (whether or not the Trustee has resigned or been removed) against any and all claims, liabilities, losses, damages, and expenses, including reasonable attorney, accountant, and other advisory fees (“Losses”), incurred as a result of:

(a)
any action or omission of the Trustee taken in good faith in accordance with any information, instruction, direction, or opinion given to the Trustee by the Company, the Benefits Committee, the Finance Committee, an Investment Manager, a Named Fiduciary, or any person or entity appointed by any of them and authorized to give any information, instruction, direction, or opinion to the Trustee;

(b)
the failure of the Benefits Committee, the Finance Committee, an Investment Manager, Named Fiduciary or any person or entity appointed by any of them to make timely disclosure to the Trustee of information necessary for the Trustee to fulfill its duties under this Agreement which any of them or any appointee knows or should know if it acted in a reasonably prudent manner; or

(c)
any breach of fiduciary duty by the Company (to the extent the Company is a fiduciary), the Benefits Committee, the Finance Committee, an Investment Manager, Named Fiduciary or any person or entity appointed by any of them, other than such a breach which is caused by any failure of the Trustee to perform its duties under this Trust Fund.

The duties and obligations of the Trustee shall be limited to those expressly imposed upon it by this Agreement or any later amendment agreed upon by the Parties. The Committees shall retain responsibility for administrative duties required under the Plan or applicable law, which are not expressly imposed upon or agreed to in writing by the Trustee.

7.2	Liability for Another’s Acts or Omissions

(a)
Trustee Liability. The Trustee shall not be liable for the acts or omissions of the Benefits Committee or the Finance Committee or any Investment Manager except where the Trustee is acting as an Investment Manager or has appointed an affiliate as

Investment Manager, and except with respect to any acts or omissions of the Benefits Committee or the Finance Committee or an Investment Manager in which the Trustee participates knowingly or which the Trustee knowingly undertakes to conceal, and which the Trustee knows or reasonably should know constitutes a breach of fiduciary responsibility.

(b)
Liabilities of Directed Trustee. As a directed Trustee, the Trustee shall have no responsibility to review or question the distribution instructions or the investment directions it receives from any authorized persons or to review any such investment directions regarding the acquisition, holding or disposition of any investment or to make any recommendations with respect to the disposition or continued retention of any such investment. When accepting and implementing investment directions, the Trustee will have no responsibility or liability for compliance with any applicable requirements in the Plan document or this Agreement concerning Plan investments or for any loss or diminution in value which results from the choice of investments for the Trust Fund. The Trustee will have no responsibility or liability for any action taken or not taken in reliance on the investment instructions of any person properly authorized to direct investments as described in Section 4.3.

(c)
Liability for Trustee Acts and Omissions. The Benefits Committee and the Finance Committee shall not be liable for the acts or omissions of the Trustee except with respect to any acts or omissions of the Trustee in which the Benefits Committee or the Finance Committee participated knowingly or which the Benefits Committee or the Finance Investment Committee knowingly undertakes to conceal, and which Benefits Committee or Finance Committee knows or reasonably should know constitutes a breach of fiduciary responsibility.

(d)
Absence of Directions. If at any time the Benefits Committee or the Finance Committee shall be incapable for any reason of giving instructions, directions or authorizations to the Trustee as provided in this Agreement, the Trustee may, without liability to itself, act without such instructions, directions or authorizations as it, in its discretion, shall deem appropriate or advisable under the circumstances for carrying out the provisions of the Plan or this Agreement.

7.3	Indemnification by Trustee. Except to the extent that a SunTrust Indemnified Party (defined below) has acted with negligence or willful misconduct, the Trustee shall indemnify the Company and the Committees and their officers, employees and agents (“SunTrust Indemnified Parties”) against, and hold them harmless from Losses (as defined in Section 7.1) which may be imposed on, incurred by or asserted against the SunTrust Indemnified Parties at any time by reason of the Trustee’s gross negligence, bad faith, willful misconduct or failure to fulfill its duties under this Agreement. This provision shall survive termination of this Agreement.

ARTICLE 8
CHANGE IN TRUSTEE

8.1
Resignation or Removal. The Trustee may resign at any time by giving ninety (90) days advance written notice to the Finance Committee. The Finance Committee may remove the Trustee by giving sixty (60) days advance written notice to the Trustee. The Parties may mutually agree to a shorter notice period. A departing Trustee shall file a final accounting with the Finance Committee as described in Article 6 and shall provide for the transfer of Trust records to the successor or to the Finance Committee, as directed by the Finance Committee.

8.2
Successor. In the event of the resignation or removal of the Trustee, the Finance Committee shall promptly appoint a successor. If no appointment of a successor is made within a reasonable time after the Trustee’s resignation or removal, the Trustee may petition any court of competent jurisdiction to appoint a successor, after giving advance notice to the Finance Committee and the retiring Trustee, as the court may deem proper and suitable. The retiring Trustee shall be furnished with written notice from the Finance Committee or the court, as the case may be, of the appointment of the successor, and shall also be furnished with written evidence of the successor's acceptance of the trusteeship. Only then shall the retiring Trustee cease to serve as trustee under this Agreement.

8.3
Duties of Successor Trustee. Every successor Trustee serving under this Agreement shall have all the rights, title, powers, duties, exemptions, and limitations of the predecessor Trustee as set forth in the Plan and this Agreement. Upon the appointment and acceptance of a successor Trustee, the retiring Trustee shall transfer and deliver the assets of the Trust Fund to the successor, after reserving such reasonable amount as it shall deem necessary to provide for permissible fees and expenses and any sums chargeable against the Trust Fund for which the retiring Trustee may be liable. Any predecessor Trustee shall do all acts necessary to vest title of record in the successor Trustee. If any assets in the Trust Fund have been invested in a common or collective trust fund of the predecessor Trustee, the predecessor shall cause that investment to be liquidated at the earliest practical time after notice has been given or received by the predecessor of the resignation or removal. No person becoming a Trustee of the Trust Fund shall be in any way liable or responsible for anything done or omitted by any Trustee before such person's acceptance of the trusteeship, nor shall such person have any duty to examine the administration of the Trust prior to such acceptance.

8.4
Changes in Organization of Trustee. If any corporate trustee acting under this Agreement is merged with another corporation or association, or is succeeded by another corporation or association, through consolidation or otherwise, the acquiring corporation or association shall automatically become Trustee under this Agreement. If any corporate trustee acting under this Agreement sells and transfers substantially all of its assets and business to another corporation or association, the acquiring corporation or association shall automatically become Trustee under this Agreement. When authorized by statute or court order any corporate trustee acting hereunder may permit itself to be succeeded as such corporate trustee by another corporation or association and such other corporation or association shall become Trustee under this Agreement. In each case the acquiring corporation or association shall be Trustee of the Trust as though specifically so named in this Agreement. Notwithstanding the foregoing provisions of this section, an acquiring corporation or association shall become Trustee under this Agreement only if it has trust powers and is formed under the laws of the United States of America or any U.S. subdivision.

ARTICLE 9
MISCELLANEOUS

9.1
Benefits May Not Be Assigned or Alienated. Except as otherwise expressly permitted by the Plan or required by law, the interests of Plan Participants and their beneficiaries under the Plan or this Trust Agreement shall not be subject to any form of attachment, garnishment, levy or other actions of collection afforded creditors of the Company or Participants and their beneficiaries under the Plan. The Trustee shall not recognize any assignment or alienation of benefits unless authorized by the Benefits Committee.

9.2
Evidence. Evidence required of anyone under this Trustee Agreement may be by certificate, affidavit, document, or other instruction which the person acting in reliance thereon considers to be pertinent and reliable, and to be signed, made, or presented by the proper party. Communications required to be in writing may be made by letter, memorandum or form and may be transmitted by U.S. mail or private delivery service or, if agreed by the parties, by facsimile, email or other electronic means.

9.3
Dealings of Others with Trustee. No person (corporation or individual) dealing with the Trustee shall be required to see to the application of any money paid or property delivered to the Trustee or to determine whether the Trustee is acting pursuant to any authority granted to it under this Trust Agreement.

9.4
Allocation of Responsibility. The responsibilities and obligations of the Trustee shall be strictly limited to those set forth in this Trust Agreement. Except to the extent imposed by ERISA, no fiduciary of the Plan shall have the duty to question whether any other fiduciary is fulfilling all of the responsibility imposed upon such other fiduciary by ERISA or by any regulations or rulings issued under ERISA. The Trustee shall not be responsible in any way or any manner in which the Committees, or any other fiduciary appointed by the Committees, carries out their respective responsibilities under this Trust Agreement, or more generally, under the Plan.

9.5	Waiver of Notice. Any notice required under this Trust Agreement may be waived by the person entitled receive such notice.

9.6	Governing Document. To the extent the terms of this Trust may vary from the terms of the Plan document with respect to depositing Plan assets into this Trust, the terms of this Trust shall govern.

9.7
Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Such counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

9.8
Audits. The Finance Committee shall have the right to cause the books, records, and accounts of the Trustee that relate to the Trust to be examined and audited by independent auditors designated by the Finance Committee at such times as the Finance Committee may determine, and the Trustee shall make such books, records, and accounts available for such purposes at all reasonable times. This provision shall survive termination of this Agreement.

ARTICLE 10
AMENDMENT AND TERMINATION

10.1
Amendment. This Trust Agreement may be amended at any time or from time to time and in any manner by written agreement of the Trustee and the Committees, and the provisions of any such amendment may be applicable to the Trust Fund as constituted at the time of the amendment as well as to the part of the Trust Fund subsequently acquired.

10.2	Termination of Plan. If the Plan is terminated, this Trust shall nevertheless continue in effect until the Trust Fund has been distributed in accordance with the provisions of the Plan.

IN WITNESS WHEREOF, the Committees and the Trustee have caused this Trust Agreement to be executed by their duly authorized officers or members on the          day of         , 2012, effective as of July 1, 2011.

SUNTRUST BANKS, INC.
BENEFITS PLAN COMMITTEE

By________________________________
Its________________________________

Attest:
By: ________________________
Title: _______________________

SUNTRUST BANKS, INC.
BENEFITS FINANCE COMMITTEE

By________________________________
Its________________________________

Attest:
By: ________________________
Title: _______________________

SUNTRUST BANK, TRUSTEE
By_______________________________
Its_______________________________

Attest:
By: ________________________
Title: _______________________